Exhibit 21


                         Subsidiaries of the Registrant


           Subsidiary                                        Jurisdiction
           ----------                                        ------------


           APT, Inc.                                            Delaware

           Arbor Property, L.P.                                 Delaware

           Green Acres Mall L.L.C.                              Delaware

           EQK Green Acres Funding Corp.                        Delaware